Exhibit 99.2

Press Contacts:
John Stewart Progress Software Corporation (781) 280-4101 jstewart@progress.com	Joan Geoghegan Schwartz Communications, Inc. (781) 684-0770 progress@schwartz-pr.com
PROGRESS SOFTWARE REPORTS
SECOND QUARTER FINANCIAL INFORMATION
Revenue Up 9% Year-Over-Year
BEDFORD, Mass., June 19, 2006—Progress Software Corporation (Nasdaq: PRGS), a supplier of leading technology to develop, deploy, integrate and manage business applications, today announced financial information for its second quarter ended May 31, 2006. Revenue for the quarter was $109.6 million, up 9 percent (11 percent at constant currency) from $100.2 million in the second quarter of fiscal 2005. Software license revenue increased 11 percent (13 percent at constant currency) to $41.4 million from $37.2 million in the same quarter last year.
“Our DataDirect, and Sonic and Real Time product lines delivered solid revenue increases in the second quarter. Our OpenEdge product line contributed positive software license revenue growth as well as positive total revenue growth,” stated Joseph Alsop, co-founder and chief executive officer of Progress Software. “Although we did not achieve double-digit revenue growth on a reported basis during the second quarter, we achieved an 11% revenue increase in real, constant currency terms.”
The company’s cash and short-term investments at the end of the quarter totaled $227 million. During the second quarter, the company purchased approximately 351,000 shares of its stock at a cost of $9.3 million. The company’s existing repurchase authorization, under which 9.5 million shares remain available for repurchase, expires on September 30, 2006.
As announced in the company’s separate press release today, the company’s Audit Committee is conducting a review of the company’s option grant activity going back to fiscal 1996. Because this option review is not yet complete and its impact on the stock-based compensation charges and related tax matters in the company’s results of operations has not yet been determined, the company stated that it is not in a position at this time to provide its GAAP or non-GAAP earnings for the second quarter. For that reason, this release does not include the usual earnings-related information, and the company will not provide operating expense, operating income, net income or earnings per share information or guidance in its regularly scheduled conference call on Tuesday, June 20, 2006.
Highlights
Progress Software announced a significant breakthrough in remote store automation with the deployment of item-level RFID (Radio Frequency Identification) in an SOA (service oriented architecture) suite of applications. Progress customer, and the Netherlands’ largest book retailer, Boekhandels Groep Nederland (BGN), is launching two new, fully-automated ‘SmartStores’ that combine item-level RFID tagging and SOA to deliver a tightly integrated ‘warehouse-to-consumer’ supply chain.
http://www.progress.com/selexyz
Sonic Software introduced Sonic ESB 7.0. This release includes a new Eclipse-based workbench that dramatically accelerates the modeling, configuration, testing and deployment of projects across large-scale, distributed SOA environments. In addition, Sonic ESB 7.0 introduces an enterprise-grade implementation of the advanced Web services standards necessary for mission-critical SOA deployments. http://www.progress.com/sonic7
Progress Software announced the availability of Progress(R) Apama(R) Dashboard Studio™, a richly-featured Business Activity Monitoring (BAM) dashboard design and execution environment for the Progress Apama Event Stream Processing™ platform. http://www.progress.com/progress_apama_dashboard
Progress Software announced that Kaman Industrial Technologies has selected the Progress(R) EasyAsk(R) B2B eCommerce intelligent search, navigation and online merchandising technology for use within its commerce website (www.kamandirect.com). One of North America’s largest distributors of bearings, power transmission, electrical and motion control products, Kaman will now offer enhanced search capabilities that provide a more intuitive, precise navigation of their online catalog.
http://www.progress.com/kaman
Significant New Customer and Partner Wins, New Technology Adoptions and Major Deployments
Significant new partners and customers adopting technology from Progress Software, or deploying solutions using Progress Software technology, include: American Financial Group, Angoss Software, Bare Escentuals, Baton Rouge Area Foundation, Carrot Communications ASA, Charles River Development Center, Conglobal Industries, Department of the Army, Exelon Corporation, First Health, Fox Broadcasting, GHIS Comercio de Veiculos, GXS, Lan Airlines, Lincoln Financial, Matria Healthcare,

Photoworks, Phytel, Puerto Rico Telephone, Savista Corporation, Southwest Florida Water Management, Spokane School Districts, Springfield Public Schools, Tedesco, United Wisconsin Insurance, USinternetwork, Verimatrix, Wayport and Zions Bancorp.
Significant existing partners and customers adopting new technology from Progress Software, or making substantial additional deployments of Progress Software technology, include: Alcoa Global Fasteners, American Airlines, AT&T, ATOS Origin, Bank of New York, Bayer Healthcare, Casa de Moneda de Mexico, Cendant, Conseco, Cooperativa Mista Agraria, D&H Distribution, Dietrich Industries, Duke University Medical Center, Embarq Communications, Fidelity Investments, Financiera Compartamos, Fujitsu Transaction Solutions, GE Healthcare, Kronos, Marks and Spencer, MD Management, Microstrategy, New Jersey Manufacturers, QVC, SeeBeyond, Sempra, Severn Trent and Water, Sonus, State of Idaho, State of South Carolina, TRW Automotive, University of Arizona and Wear Me Apparel Corporation.
Business Outlook
The company is providing the following revenue guidance:
•	Revenue is expected to be in the range of $110 million to $112 million for the third quarter ended August 31, 2006.

•	Revenue is expected to be in the range of $442 million to $448 million for the fiscal year ended November 30, 2006.
About Progress Software Corporation
Progress Software Corporation (Nasdaq: PRGS) is a global industry leader providing application infrastructure software for all aspects of the development, deployment, integration and management of business applications. Headquartered in Bedford, Mass., Progress can be reached at www.progress.com or +1-781-280-4000.
Conference Call
A conference call to discuss the company’s second quarter financial information will be Webcast live Tuesday, 20 June, 2006 at 9:00 a.m. Eastern Standard Time via CCBN on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay on the Progress website.

Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, and the company’s ability to penetrate international markets and manage its international operations. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Progress, OpenEdge, Sonic ESB, DataDirect, Apama, Apama Dashboard Studio, Progress
Apama Event Stream Processing and Progress OpenEdge are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S.
and other countries. Any other trademarks or service marks contained herein are the property of their respective owners.